UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2017

JAMMIN JAVA CORP.

(Exact name of registrant as specified in its charter)

NEVADA	26-4204714
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4730 Tejon St., Denver, Colorado	80211
(Address of principal executive offices)	(Zip Code)

323-556-0746

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	JAMN	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.02 Departure of Directors of Certain Officers, Election of Directors, Appointment of Certain Officers;

Effective April 7, 2017, the Board of Directors of the Company accepted the resignation of Anh Trahn from the position of Interim Chief Executive Officer, President, Chief Operating Officer, Secretary, Treasurer and Director.

Effective June 1, 2017, the Board of Directors of the Company unanimously elected Paul Strickland as Director to the Company and appointed Mr. Strickland as Secretary and Treasurer of the Company.

Effective August 24, 2020, the Board of Directors accepted the resignation of Scott Johnson as Director to the Company and President of the Company.

Effective August 24, 2020, the Board of Directors accepted the resignation of Chris Plant as Director to the Company and Chief Executive Officer of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2020

Jammin Java Corp.

By:	/s/ Paul Strickland
Name:	Paul Strickland
Title:	Director, Secretary & Treasurer

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